PROSPECTUS AND			PRICING SUPPLEMENT NO. 25
PROSPECTUS SUPPLEMENT,		Effective at 11:00 AM ET
each dated June 18, 1997	June 12, 1998
CUSIP: 24422EJU4			Commission File No.: 333-28145
					Filed pursuant to Rule 424(b)(3)


		U.S. $1,262,850,000

	JOHN DEERE CAPITAL CORPORATION

	 MEDIUM-TERM NOTES, SERIES C

Due from 9 Months to 30 Years from Date of Issue

	----------------------------------------------

The Medium-Term Notes offered hereby will be Senior Notes as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.



INTEREST PAYMENT DATES:			Each March 15, September 15,
commencing on September 15,
1998, and at Maturity

PRINCIPAL AMOUNT:                   $25,000,000

DATE OF ISSUE:				June 17, 1998

MATURITY DATE:				June 19, 2000

INTEREST RATE:				5.83% PER ANNUM

REDEMPTION PROVISIONS:			NONE

PLAN OF DISTRIBUTION:			Goldman Sachs & Co.
                                    has purchased the Senior Notes as
                                    principal at a price of 100% of
                                    the aggregate principal amount of
                                    the Senior Notes.




Goldman Sachs & Co.